UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2009

ORIENT PAPER, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52639	20-4158835
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nansan Gongli, Nanhuan Road
Xushui County, Baoding City
Hebei Province, The People’s Republic of China 072550
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 011 – (86) 312-8605508

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 25, 2009 (the “Closing Date”), Orient Paper, Inc., a Nevada corporation (the “Company” or “Orient Paper”), consummated a Purchase and Sale Agreement with Xushui District Dongfang Trading Limited Company (“Xushui Dongfang”), Barron Partners, LP, Fernando Liu and Golden1177 LP (Barron Partners, LP, Fernando Liu and Golden1177 LP collectively, the “Purchasers”). Under the terms of the agreement, Xushui Dongfang agreed to sell to the Purchasers an aggregate of 2,000,000 shares of the Company’s common stock at $.375 per share, for an aggregate purchase price of $750,000. To facilitate payment and receipt of the purchase price, the Company agreed to pay or cause to be paid $500,000 or the Renminbi (Chinese currency) equivalent to Xushui Dongfang, a company organized under the laws of the People’s Republic of China (the “PRC”). In return, $500,000 of the purchase price would be held in escrow for the benefit of the Company and used to pay the Company’s current and past-due legal fees, investor relations expenses, and auditing fees of a Big 10 accounting firm to be appointed by the Company. As further inducement for Xushui Dongfang and the Purchasers to enter into the agreement, the Company agreed to certain undertakings, including the following:

–	Execute certain management agreements between Baoding Shengde Paper Co., Ltd. (“Baoding Shengde”) and Hebei Baoding Orient Paper Milling Company Limited (“HBOP”) to ensure the Company’s compliance with certain merger and acquisition regulations in the PRC.

–	Appoint a Big 10 accounting firm as its independent auditor within six (6) months of the Closing Date

–	Provided the Company is eligible, apply to list on the NYSE Amex within three (3) months of the Closing Date.

–	Issue or cause to be issued to Sichenzia Ross Friedman Ference LLP 60,000 shares of common stock of the Company in part payment of present and past-due legal fees.

–	Not effect or enter into or be in any agreement to effect any transaction involving a “Variable Rate Transaction” or an “MFN Transaction” (each as defined below) for a period of three (3) years from the Closing Date. The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of common stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of common stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the common stock. The term “MFN Transaction” shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions which grants to an investor the right to receive additional shares based upon future transactions of the Company on terms more favorable than those granted to such investor in such offering. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

–	Not cause to be cancelled all convertible debt in the Company on or prior to the Closing Date, and for a period of three (3) years from the Closing Date, the Company will not issue any convertible debt.

In connection with the purchase and sale agreement described above, the Company entered into an Escrow Agreement with Xushui Dongfang, the Purchasers, and Sichenzia Ross Friedman Ference LLP, as escrow agent, pursuant to which $250,000 of the purchase price would be disbursed to Xushui Dongfang and $500,000 would be held in escrow and disbursed in accordance with the above-mentioned terms.

On June 25, 2009 the Company made a payment in the amount of RMB $3,416,550 (approximately $500,000) to Xushui Dongfang and acquired the beneficial interest of the escrowed fund of $500,000 as of the date of above payment.

As explained in more detail in Item 2.01 below, on June 24, 2009, the Company consummated a restructuring transaction pursuant to which it acquired all of the issued and outstanding shares of Shengde Holdings, Inc., a Nevada corporation. Shengde Holdings Inc. wholly owns Baoding Shengde, a wholly foreign-owned enterprise organized under the laws of the PRC. Baoding Shengde had entered into a number of contractual arrangements with HBOP, each of which is enforceable and valid in accordance with the laws of the PRC. As a result of the restructuring transaction, these contractual arrangements, explained in more detail in Item

2.01 below, effectively realigned our control over HBOP, our operating entity, and preserved our ability to operate our business through HBOP.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Corporate History

Prior to the closing of the transactions described in Item 1.01 above, Orient Paper was the holding company for HBOP, a producer and distributor of paper products in the PRC pursuant to the corporate structure outlined below.

On November 13, 2006, Dongfang Zhiye Holding Limited (“Dongfang Holding”) was formed as a holding corporation with no operations under the laws of the British Virgin Islands. On July 16, 2007, Dongfang Holding acquired all of the issued and outstanding stock and ownership of HBOP and placed such shares in trust with Zhenyong Liu, Xiaodong Liu, and Shuangxi Zhao pursuant to a trust agreement executed as of the same date. Under the terms of the trust agreement, Mr. Liu, Mr. Liu and Mr. Zhao (the original shareholders of HBOP) would exercise control over the disposition of Dongfang Holding’s shares in HBOP on Dongfang Holding’s behalf until Dongfang Holding successfully completed the change in registration of HBOP’s capital with the relevant PRC Administration of Industry and Commerce as the 100% owner of HBOP’s shares.

On October 29, 2007, the Company entered into an agreement and plan of merger with (i) the Company’s own wholly-owned subsidiary, CARZ Merger Sub, Inc., (ii) Dongfang Holding, and (iii) each of Dongfang Holding shareholders (Zhenyong Liu, Xiaodong Liu, Chen Li, Ning Liu, Jie Liu, Shenzhen Huayin Guaranty & Investment Company Limited, Top Good International Limited, Total Giant Group Limited, Total Shine Group Limited, Victory High Investment Limited, Think Big Trading Limited, Huge Step Enterprises Limited, and Sure Believe Enterprise Limited).

Pursuant to the agreement and plan of merger, Dongfang Holding merged with CARZ Merger Sub, Inc. via a share exchange, with Dongfang Holding as the surviving entity. In exchange for their shares in Dongfang Holding, the Dongfang Holding shareholders received an aggregate of 29,801,987 newly-issued shares of the Company’s common stock, $.001 par value, which shares were distributed pro ratably among the Dongfang Holding shareholders in accordance with their respective ownership interests in Dongfang Holding.

As a result of the merger transaction, Dongfang Holding became a wholly-owned subsidiary of Orient Paper, which, in turn, made Orient Paper the indirect owner of Dongfang Holding’s operating company subsidiary, HBOP. HBOP, the entity through which the Company operates its business, currently has no subsidiaries, either wholly- or partially-owned.

Due to Dongfang Holding’s inability, as the 100% owner of HBOP, to complete the registration of HBOP’s capital under its name within the proper time limits set forth under PRC law, it was not recorded as the registered owner of HBOP under PRC law. As such, Dongfang Holding’s ownership of HBOP was deemed to be held in trust by Zhenyong Liu, Xiaodong Liu, and Shuangxi Zhao. In connection with the consummation of the restructuring transactions below, Dongfang Holding directed its trustees to return its shares in HBOP to their original shareholders, and the HBOP shareholders entered into certain agreements with Baoding Shengde to transfer the control of HBOP over to Baoding Shengde.

Restructuring

Shengde Holdings Inc. was incorporated in the State of Nevada on February 25, 2009. On June 1, 2009, Shengde Holdings Inc. incorporated Baoding Shengde, a limited liability company organized under the laws of the PRC.

Because Baoding Shengde is a wholly-owned subsidiary of a foreign company, it is regarded as a wholly foreign-owned entity under PRC law.

Pursuant to certain management agreements executed between Baoding Shengde and HBOP, Baoding Shengde acts as the management company for HBOP, and HBOP conducts the principal operations of the business. The management agreements effectively transferred the preponderance of the economic benefits of HBOP over to Baoding Shengde, and Baoding Shengde assumed effective control and management over HBOP.

(i)	Exclusive Technical Service and Business Consulting Agreement

The exclusive technical service and business consulting agreement, entered into by and between Baoding Shengde and HBOP, provides that Baoding Shengde shall provide exclusive technical, business and management consulting services to HBOP, in exchange for service fees including a fee equivalent to 80% of HBOP’s total annual net profits. The agreement is terminable upon mutual written agreement.

(ii)	Loan Agreement

The loan agreement, entered into by and between Baoding Shengde and Zhenyong Liu, Shuangxi Zhao, and Xiaodong Liu, the shareholders of HBOP, provides that Baoding Shengde will make a loan in the aggregate principal amount of $10,000,000 to the shareholders of HBOP, each shareholder receiving a share of the loan proceeds proportional to its shareholding in HBOP, and in exchange each shareholder agreed to contribute all of its proceeds from the loan to the registered capital of HBOP in order to meet the registered capital requirements for HBOP.

The loan is repayable at the option of Baoding Shengde either in cash or by other means as to be decided by Baoding Shengde. The loan does not bear interest and has a term of 10 years. Prepayment is allowable, subject to written consent of Baoding Shengde.

Under the terms of the loan agreement, breaches of any term under any of the management agreements described in this section would constitute a breach under the loan agreement.

(iii)	Call Option Agreement

The call option agreement, entered into by and between Baoding Shengde, HBOP and the shareholders of HBOP, provides that the shareholders of HBOP irrevocably grant to Baoding Shengde an option to purchase all or part of each shareholder’s equity interest in HBOP. The exercise price for the options shall be RMB1 for each of the shareholders’ equity interests, or if at any time there are PRC laws regulating the minimum price of such options, then to the extent permitted under PRC Law.

The call option agreement contains covenants from HBOP and its shareholders that they will refrain from taking certain actions without Baoding Shengde’s consent that would materially affect HBOP’s operations and asset value, including (i) supplementing or amending its articles of association or bylaws, (ii) changing HBOP’s registered capital or shareholding structure, (iii) selling, transferring, mortgaging or disposing of any interests in HBOP’s assets or income, or encumbering HBOP’s assets or income in a way that would approve a security interest on such assets, (iv) incurring or guaranteeing any debts not incurred in its normal business operations, (v) entering into any material contract or urging HBOP management to dispose of any HBOP assets, unless it is within the company’s normal business operations; (vi) providing any loan or guarantee to any third party; (vii) appointing or removing any management personnel or directors that can be changed upon HBOP shareholder approval; (viii) declaring or distributing any dividends to the stockholders.

The agreement will remain effective until Baoding Shengde or its designees have acquired 100% of the equity interests of HBOP underlying the options.

(iv)	Share Pledge Agreement

The share pledge agreement entered into by and between Baoding Shengde, HBOP and the shareholders of HBOP, provides that the HBOP shareholders will pledge all of their equity interests in HBOP to Baoding Shengde as security for their obligations under the other management agreements described in this section. Specifically, Baoding Shengde is entitled to dispose of the pledged equity interests in the event that the

HBOP shareholders breach their obligations under the loan agreement or HBOP fails to pay the service fees to Baoding Shengde pursuant to the exclusive technical service and business consulting agreement.

The agreement contains promises from HBOP’s shareholders that they will refrain from taking certain actions without Baoding Shengde’s prior written consent, such as transferring or assigning their equity interests, or creating or permitting the creation of any pledges which may have an adverse effect on the rights or benefits of Baoding Shengde under the agreement. The HBOP shareholders also promise to comply with the laws and regulations relevant to the pledges under the agreement and to facilitate in good faith the protection of the ability of Baoding Shengde to exercise its rights under the agreement.

The terms of the share pledge agreement shall remain in effect until all the obligations under the other management agreements have been fulfilled, whether or not the terms of the other management agreements have expired.

(v)	Proxy Agreement

The proxy agreement, entered into by and between Baoding Shengde, HBOP and the shareholders of HBOP, provides that the HBOP shareholders shall irrevocably entrust a designee of Baoding Shengde with such shareholder’s voting rights and the right to represent such shareholder to exercise such shareholder’s rights at any shareholder’s meeting of HBOP or with respect to any shareholder action to be taken in accordance with the laws and HBOP’s Articles of Association. The terms of the agreement are binding on the parties for as long as the HBOP shareholders continue to hold any equity interest in HBOP. An HBOP shareholder will cease to be a party to the agreement once it transfers its equity interests with the prior approval of Baoding Shengde.

On June 24, 2009, Zhao Tianqing, the sole shareholder of Shengde Holdings, assigned to Orient Paper, for good and valuable consideration, 100 shares representing 100% of the issued and outstanding shares of Shengde Holdings. As a result of this assignment and the restructuring transactions described above, Shengde Holdings Inc., Baoding Shengde, its wholly-owned subsidiary, and HBOP became directly and indirectly controlled by Orient Paper, and HBOP continued to function as the Company’s operating entity.

The following diagram sets forth the current corporate structure of Orient Paper:

                                          Contractal Agreements

Completion of the PRC Restructuring

Baoding Shengde must receive its total registered capital of $10 million in full by December 1, 2009, in order to maintain the validity of its business license and its certificate of approval to exist as a wholly foreign-owned entity in the PRC. This license and approval would become invalid and would be cancelled immediately if Baoding Shengde were to fail to make timely payment of its registered capital, in which case Orient Paper could cease to have any claim to control Baoding Shengde under PRC law. The Company anticipates that these steps will be completed in advance of that date.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Purchase and Sale Agreement, dated June 24, 2009, by and among Orient Paper, Inc., Xushui Dongfang District Trading Limited Company, Barron Partners, LP, Fernando Liu and Golden1177 LP.
10.2
Escrow Agreement, dated June 24, 2009, by and among Orient Paper, Inc., Xushui Dongfang District Trading Limited Company, Barron Partners, LP, Fernando Liu and Golden1177 LP, and Sichenzia Ross Friedman Ference LLP, as escrow agent.

10.3	Exclusive Technical Service and Business Consulting Agreement, dated June 24, 2009, by and between HBOP and Baoding Shengde.
10.4	Loan Agreement, dated June 24, 2009, by and between HBOP, Baoding Shengde, and the shareholders of HBOP.
10.5	Call Option Agreement, dated June 24, 2009, by and between HBOP, Baoding Shengde, and the shareholders of HBOP.
10.6	Share Pledge Agreement, dated June 24, 2009, by and between HBOP, Baoding Shengde, and the shareholders of HBOP.
10.7	Proxy Agreement, dated June 24, 2009, by and between HBOP, Baoding Shengde, and the shareholders of HBOP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2009

ORIENT PAPER, INC.

By:	/s/ Zhenyong Liu Zhenyong Liu Chief Executive Officer